                                                                     EXHIBIT 4.2
                                                                     -----------


                       CHOICE HOTELS INTERNATIONAL, INC.
                    NONQUALIFIED SAVINGS & INVESTMENT PLAN

                     THE CHOICE HOTELS INTERNATIONAL, INC.
              NONQUALIFIED RETIREMENT SAVINGS AND INVESTMENT PLAN
              ---------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION ONE    PURPOSE OF PLAN..............................................   1

     A.   Designation.......................................................   1
     B.   Purpose...........................................................   1
     C.   Voluntary Participation...........................................   1

SECTION TWO    DEFINITIONS..................................................   2

SECTION THREE  REQUIREMENTS FOR ELIGIBILITY.................................  13

SECTION FOUR   PARTICIPATION IN THE PLAN....................................  15

SECTION FIVE   ADMINISTRATION OF THE PLAN...................................  16

     A.   Responsibility for Administration of the Plan.....................  16
     B.   Appointment of Administrative Committee...........................  16
     C.   Delegation of Powers..............................................  16
     D.   Records...........................................................  16
     E.   General Administrative Powers.....................................  17
     F.   Appointment of Professional Assistance and
          Investment Manager................................................  17
     G.   Actions by the Administrative Committee...........................  18
     H.   Discretionary Acts................................................  18
     I.   Payment of Fees and Expenses......................................  18
     J.   Plan Administrator................................................  19
     K.   Allocation and Delegation of Administrative
          Committee Responsibilities........................................  19

SECTION SIX    PARTICIPANTS' ACCOUNTS.......................................  19

     A.   Maintenance of Accounts...........................................  19
     B.   Accounts of Participant Transferred to an
          Affiliated Company................................................  20
     C.   Annual Adjustment of Participants' Accounts.......................  20
     D.   Investment of Contributions.......................................  21
     E.   No Right to Specific Assets.......................................  22
     F.   Special Rules Regarding Sunburst Stock............................  23

SECTION SEVEN  ALLOCATIONS TO PARTICIPANT'S ACCOUNTS........................  24

     A.   Salary Reduction Contributions....................................  24
     B.   Company Matching Contributions....................................  26

SECTION EIGHT  DISABILITY BENEFITS..........................................  29

     A.   Disability Retirement Benefits....................................  29

     B.   Determination of Disability......................................   29

                                                                            Page
                                                                            ----

SECTION NINE        RETIREMENT BENEFITS....................................   30

SECTION TEN         DEATH BENEFITS.........................................   31

     A.   Death Benefits...................................................   31
     B.   Designation of Beneficiaries.....................................   31
     C.   Failure of Participant to Designate..............................   32
     D.   Beneficiaries' Rights............................................   32

SECTION ELEVEN      EMPLOYMENT TERMINATION BENEFITS........................   32

     A.   Vesting Upon Termination of Employment...........................   32
     B.   Counting Years of Service........................................   33
     C.   Forfeiture of Non-Vested Amount..................................   34

SECTION TWELVE      PAYMENT OF BENEFITS....................................   35

     A.   Retirement, Disability and Death Benefits........................   35
     B.   Employment Termination Benefits..................................   36
     C.   Distribution of Benefits.........................................   37
     D.   Benefits of Persons Who Cannot Be Located........................   41
     E.   Distribution for Minor Beneficiary...............................   41

SECTION THIRTEEN    BENEFIT CLAIMS PROCEDURE...............................   42

     A.   Claims for Benefits..............................................   42
     B.   Request for Review of Denial.....................................   42
     C.   Decision on Review of Denial.....................................   43

SECTION FOURTEEN    INALIENABILITY OF BENEFITS.............................   43

SECTION FIFTEEN     AMENDMENT OF THE PLAN..................................   44

SECTION SIXTEEN     PERMANENCY OF THE PLAN.................................   44

SECTION SEVENTEEN   STATUS OF EMPLOYMENT RELATIONS.........................   46

SECTION EIGHTEEN    FUNDING................................................   46

SECTION NINETEEN    APPLICABLE LAW.........................................   47

SECTION TWENTY      ADOPTION OF PLAN BY AFFILIATED
                    COMPANIES..............................................   47

                      THE CHOICE HOTELS INTERNATIONAL, INC.
              NONQUALIFIED RETIREMENT SAVINGS AND INVESTMENT PLAN
              ---------------------------------------------------

     Effective November 15, 1997, Choice Hotels International, Inc.
(formerly Choice Hotels Franchising, Inc.) (the "Sponsoring Company") hereby establishes the Choice Hotels International, Inc. Nonqualified Retirement Savings and Investment Plan (the "Plan") in accordance with the terms and conditions set forth below. It is anticipated that the rabbi trust associated with the Plan shall receive an infusion of assets from the rabbi trust associated with the Sunburst Hospitality Corporation (formerly Choice Hotels International, Inc.) Nonqualified Retirement Savings and Investment Plan (the "Sunburst Plan") equal to the value of the accounts in the Sunburst Plan attributable to all individuals who are employed by the Sponsoring Company on or about November 15, 1997.

                                  SECTION ONE

                                PURPOSE OF PLAN
                                ---------------

     A.   Designation. The Plan is designated the "Choice Hotels International,
          -----------
Inc. Nonqualified Retirement Savings and Investment  Plan."

     B.   Purpose. The purpose of the Plan is to provide retirement, disability,
          -------
death and employment termination benefits for a select group of management and highly compensated employees of the Participating Companies and for the beneficiaries of those employees.

     C.   Voluntary Participation. An Employee who completes the eligibility
          -----------------------
requirements set forth in Section Three of the Plan may voluntarily elect to participate in the Plan by notifying the Administrative Committee as described in Paragraph A of Section Seven.

                                  SECTION TWO

                                  DEFINITIONS
                                  -----------

     As used in the Plan:

     A. "Accounts" shall mean a Participant's Company Contribution Account, his Salary Reduction Contribution Account and if applicable, his Predecessor Account and his Company Stock Account. The term "Accounts" shall also include any additional accounts established by the Administrative Committee, in its sole discretion.

     B. "Administrative Committee" shall mean the person or persons or entity appointed to administer the Plan in accordance with the provisions of Section Five of the Plan. Notwithstanding the foregoing, "Administrative Committee" may also include any individual or committee to which the Administrative Committee has delegated authority to act with respect to a specific activity. The Administrative Committee shall be the "named fiduciary," as referred to in
Section 402(a) of ERISA, with respect to the management, operation and administration of the Plan.

     C. "Affiliated Company" shall mean (i) a member of a controlled group of corporations of which the Sponsoring Company is a member, as determined in accordance with Section 414(b) of the Internal Revenue Code and the regulations issued thereunder, (ii) a trade or business which is under common control with the Sponsoring Company, as determined in accordance with Section 414(c) of the Internal Revenue Code and the regulations issued thereunder, or (iii) a member of an affiliated service group of which the Sponsoring Company is a member, as determined in accordance with Section 414(m) of the Internal Revenue Code. In addition, "Affiliated Company" shall also include any other entity designated by the Board of Directors in its sole discretion in which any Participating Company owns an equity interest which exceeds fifty percent (50%).

     D. "Beneficiary" shall mean any person entitled to receive benefits which are payable upon or after a Participant's death pursuant to Section Ten of the Plan.

     E. "Board of Directors" shall mean the Board of Directors of the Sponsoring Company or any individual or committee to which the Board of Directors has delegated authority to act with respect to a specific activity.

     F. "Company Contribution Account" shall mean the account maintained for a Participant reflecting Company Matching Contributions allocated to such Participant pursuant to Paragraph B of Section Seven of the Plan, as adjusted for earnings or losses thereon in accordance with the provisions of Section Six of the Plan. In addition, a Participant's Company Contribution Account shall include all amounts transferred on behalf of such

Participant from the Participant's corresponding company contribution account, if any, in the Sunburst Plan.

     G. "Company Matching Contribution" shall mean the contributions made by the Participating Company to each Participant's Company Contribution Account pursuant to Paragraph B of Section Seven. With respect to the Plan Year beginning November 15, 1997, each Participant eligible to receive an allocation of Company Matching Contributions shall receive one hundred percent (100%) of such allocation of Company Matching Contributions in the form of shares of Company Stock.

     H.   "Company Stock" shall mean common stock issued by the Sponsoring
Company.

     I. "Company Stock Account" shall mean the separate account maintained on behalf of a Participant reflecting the Company Stock allocated to such Participant's Company Stock Account, together with any cash or stock dividends on such Company Stock. In addition, a Participant's Company Stock Account shall include all amounts transferred on behalf of such Participant from the Participant's corresponding company stock account, if any, in the Sunburst Plan.

     J. "Compensation" shall mean basic cash compensation before any payroll deductions for taxes or any other purposes, including regular commissions paid by the Participating Companies to an Employee in respect of such Employee's service to the Participating Companies during the Plan Year increased by any amounts with respect to which the Employee has elected to defer or reduce remuneration for federal income tax purposes (i) under this Plan, (ii) under the Choice Hotels International, Inc. Retirement Savings and Investment Plan or (iii) under any "cafeteria plan" (as described in Section 125 of the Internal Revenue Code) maintained by the Participating Companies. Compensation shall not include any amounts paid to the Employee as (i) bonuses, (ii) overtime pay, (iii) except as otherwise provided in the preceding sentence, any amounts paid during that Plan Year on account of the Employee under this Plan or under any other employee pension benefit plan (as defined in Section 3(2) of ERISA), and (iv) except as otherwise provided in the preceding sentence, any amounts which are not includible in the Employee's income for federal income tax purposes.

     K.   "Effective Date" of the Plan shall mean November 15, 1997.

     L.   "Eligibility Computation Period" for each Employee shall mean a twelve
(12) consecutive month period beginning on the date such Employee first performs an Hour of Service with a Participating Company or an Affiliated Company; provided, however, that if the Employee does not complete one thousand (1,000) or more Hours of Service during such twelve (12) month period, the Eligibility Computation Period shall be the Plan Year, beginning with the Plan Year immediately following the Plan Year within which the Employee first performs an Hour of Service with a Participating Company or an Affiliated Company. If the Employee has a One-Year Break in Service prior to becoming eligible to participate in the Plan and is subsequently rehired, his Eligibility Computation Period shall be determined pursuant to this Paragraph beginning on the date the Employee first completes an Hour of Service with the Participating Company or the Affiliated Company immediately following his rehire.

     M. "Eligible Participant" shall mean any Participant who (i) completed at least one thousand (1,000) Hours of Service with the Participating Companies during such Plan Year, (ii) was employed by a Participating Company on the last day of the Plan Year, and (iii) elected, pursuant to Paragraph A of Section Seven, to reduce his Compensation during such Plan Year. Notwithstanding the foregoing, the Administrative Committee shall have the authority, in its sole discretion, to waive the above-referenced one thousand (1,000) Hours of Service requirement as to any Employee.

     N. "Eligibility Year of Service" shall mean an Eligibility Computation Period during which an Employee completes one thousand (1,000) or more Hours of Service.

     O. "Employee" shall mean any person employed by a Participating Company who is or will be a "Highly Compensated Employee" (as defined in the Choice Hotels International, Inc. Retirement Savings and Investment Plan) with respect to a Plan Year. The term "Employee" shall not include nonresident aliens who do not receive earned income (within the meaning of section 911(d)(2) of the Internal Revenue Code) from the Participating Companies which constitute income from sources within the United

States (within the meaning of section 861(a)(3) of the Internal Revenue Code).

     P. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. References in the Plan to any Section of ERISA shall include any successor provision thereto.

     Q. "Five-Percent Owner" shall mean an individual who (i) owns (or is considered as owning within the meaning of Section 318 of the Internal Revenue
Code) more than five percent (5%) of the outstanding stock of a Participating Company or an Affiliated Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of a Participating Company or an Affiliated Company provided such entity is a corporation or (ii) owns more than five percent (5%) of the capital or profits interest in a Participating Company or an Affiliated Company if such entity is not a corporation.

     R. "Hour of Service" shall be determined from records maintained by the Participating Companies and the Affiliated Companies and shall include the following:

          (i)  Performance of Duties.  Each hour for which an Employee is
               ---------------------
directly or indirectly paid, or entitled to payment, by a Participating Company or an Affiliated Company for the performance of duties. Each such Hour of Service shall be credited to the Eligibility Computation Period or the Plan Year, as the case may be, in which the duties were performed.

          (ii)     Back Pay.  Each hour for which back pay (irrespective of
                   --------
mitigation of damages) has been either awarded or agreed to by a Participating Company or an Affiliated Company. Each such Hour of Service shall be credited to the Eligibility Computation Period or the Plan Year, as the case may be, to which the agreement or award for back pay pertains rather than to the Eligibility Computation Period or Plan Year, as the case may be, in which the award, agreement or payment is made.

          (iii)    Non-Working Time Pay.  Each hour for which an Employee is
                   --------------------
directly or indirectly paid, or entitled to payment, by a Participating Company or an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty or lease of absence. Each such Hour of Service shall be computed and credited in accordance with Department of Labor Regulation
Section 2530.200b.

          (iv)     No Duplication.  An Employee shall not be credited with any
                   --------------
Hour of Service under both clause (ii) above and clause (i) or (iii) above (as the case may be) with respect to the same item.

          (v)      Maternity and Paternity Leave.  Solely for purposes of
                   -----------------------------
determining whether an Employee has incurred a One-Year Break in Service, such Employee shall be credited for up to five hundred and one (501) Hours of Service in respect of any period of absence attributable to a maternity or paternity leave, based upon the number of Hours of Service which otherwise normally would have been credited to such Employee but for such absence or, in any case in which the Plan is unable to determine the number of Hours of Service which would have normally been so credited, then such Employee shall be credited with eight (8) Hours of Service per day of absence. Any such Hours of Service attributable to a maternity or paternity leave shall be credited in the Eligibility Computation Period or the Plan Year, as the case may be, in which the maternity or paternity absence begins if such crediting will prevent the Employee from incurring a One-Year Break in Service in such Eligibility Computation Period or Plan Year. Otherwise, such Hours of Service shall be credited in the Eligibility Computation Period or the Plan Year, as the case may be, following the Eligibility Computation Period or Plan Year in which the maternity or paternity leave begins. For these purposes, a maternity or paternity leave of absence shall include any time during which an Employee is absent from work for any period: (a) by reason of the pregnancy of the Employee; (b) by reason of the birth of a child of the Employee; (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such individual; or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

     S. "Ineligible Participant" shall mean any Participant who (i) was not employed by a Participating Company or an Affiliated Company on the last day of the Plan Year, or (ii) did not elect, pursuant to Paragraph A of Section Seven, to reduce his Compensation.

     T. "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. References in the Plan to any Section of the Internal Revenue Code shall include any successor provision thereto.

     U. "Investment Election" shall mean the form, filed with the Administrative Committee, or its delegate, or such other procedure as may be specified by the Administrative Committee at any time, and from time to time, through which a Participant may designate the manner in which his Accounts (other than his Company Stock Account) shall be allocated among the Investment Funds.

     V. "Investment Election Date" shall mean the first business day of each month.

     W. "Investment Fund" shall mean each fund, contract, or other arrangement designated by the Administrative Committee as an Investment Fund in which Participants may direct their Accounts to be invested.

     X. "Sunburst Plan" shall mean the Sunburst Nonqualified Retirement Savings and Investment Plan.

     Y. "Net Profits" shall mean, with respect to any Fiscal Year that ends within a Plan year with respect to which a determination of Net Profits is made, the Sponsoring Company's consolidated net income or profit for such Fiscal Year determined upon the basis of the Sponsoring Company's books of account in accordance with generally accepted accounting principles, without any reduction for taxes based upon income, or for contributions made by the Sponsoring Company to this Plan. "Net Profits" shall not include capital gains or losses or income or loss which is determined to be a nonrecurring nature. Such determination shall be made solely by the Administrative Committee.

     Z. "One-Year Break in Service" shall mean an Eligibility Computation Period or a Plan Year, as the case may be, during which an Employee does not complete more than five hundred (500) Hours of Service.

     AA. "Participant" shall mean an eligible Employee who becomes a Participant in the Plan as provided in Section Four of the Plan.

     BB. "Participating Company" shall mean the Sponsoring Company or any Affiliated Company which adopts the Plan and Trust pursuant to the provisions of Section Twenty of the Plan.

     CC. "Plan" shall mean the Choice Hotels International, Inc. Nonqualified Retirement Savings and Investment Plan as set forth in this document, and as hereafter amended.

     DD. "Plan Year" shall mean the twelve (12)-consecutive month period ending on December 31.

     EE. "Predecessor Account" shall mean the total amount transferred from a Participant's predecessor account, if any, in the Sunburst Plan.

     FF. "Retirement Date" of a Participant shall mean the Participant's sixty-fifth (65th) birthday.

     GG. "Salary Reduction Contribution" shall mean the cumulative amount the Participating Company contributes to the Trust each Plan year equal to the amount by which a Participant elected to reduce his Compensation for such Plan Year pursuant to Paragraph A of Section Seven.

     HH. "Salary Reduction Contribution Account" shall mean the account maintained for a Participant reflecting the Salary Reduction Contributions allocated to such Participant pursuant to Paragraph A of Section Seven, as adjusted by earnings or losses thereon in accordance with the provisions of Section Six of the Plan. In addition, a Participant's Salary Reduction Contribution Account shall include all amounts transferred on behalf of such Participant from the Participant's corresponding salary reduction contribution account, if any, in the Sunburst Plan.

     II.  "Sponsoring Company" shall mean Choice Hotels International, Inc.

     JJ. "Termination of Employment" shall mean termination of employment with the Participating Companies, whether voluntarily or involuntarily, other than by reason of a Participant's death or his retirement after attaining his Retirement Date or after sustaining a Total and Permanent Disability.

     KK. "Total and Permanent Disability" shall mean physical and/or mental incapacity of such a nature that it prevents a Participant from engaging in or performing the principal duties of his customary employment or occupation on a continuing or sustained basis.

     LL. "Valuation Date" shall mean the last day of each month or any other date the Administrative Committee, in its sole discretion, shall select as a Valuation Date.

     MM. "Year of Service" shall mean a Plan Year during which an Employee completes one thousand (1,000) or more Hours of Service. In addition, the Board of Directors, in its sole discretion, may elect to grant Years of Service in connection with a stock or asset acquisition to reflect employment periods prior to the date of such stock of asset acquisition. "Years of Service," in the case of an individual who transfers from the employment of Sunburst to the employment of a Participating Company prior to June 1, 1998, shall also include all Years of Service earned with respect to service performed on behalf of Sunburst

     NN. Wherever appropriate, words used in the Plan in the singular may mean the plural, the plural may mean the singular, and the masculine may mean the feminine.

                                 SECTION THREE

                         REQUIREMENTS FOR ELIGIBILITY
                         ----------------------------

     Any Employee (other than a Leased Employee) who was a participant in the Sunburst Nonqualified Retirement Savings and Investment Plan on November 14, 1997 and who is employed by the Sponsoring Company on November 15, 1997 shall automatically become a Participant in this Plan on November 15, 1997. Any other Employee (other than a Leased Employee) shall be eligible to elect to have Salary Reduction Contributions made on his behalf under the Plan and to share in the allocations of Company Matching Contributions under the Plan as of the first day of the first full pay period of the month following the date upon which such Employee has (i) completed an Eligibility Year of Service and (ii) attained age twenty-one (21), provided such Employee is employed by a Participating Company on such date. Notwithstanding the above, the Administrative Committee shall have the authority, in its sole discretion, to waive the Eligibility Year of Service requirement as to any Employee. Any Employee who does not elect to have Salary Reduction Contributions made on his behalf under the Plan as of the first day of the first full pay period of the first month on which he is first eligible shall be allowed to make a subsequent election to have Salary Reduction Contributions made on his behalf as of the first business day of any subsequent month, provided that such individual notifies the Administrative Committee no later than the twentieth
(20th) day of the month preceding the first applicable payroll period as of which such election is intended to become effective, pursuant to such notification procedures as the Administrative Committee may establish, from time to time. Leased Employees shall not be eligible to participate in the Plan.

     Any Participant who otherwise meets the requirements of this Section Three, who suffers a Termination of Employment, and who is subsequently rehired by a Participating Company, shall become eligible to elect to have Salary Reduction Contributions made on his behalf under the Plan effective as of the date of his rehire and to share in the allocations of the Company Matching

Contributions under the Plan provided the individual meets the criteria of an Eligible Participant for such Plan Year and provided further that the period of time between the individual's initial date of Termination of Employment and the individual's date of rehire does not exceed the greater of (a) five (5) years or (b) the period of the individual's employment performed prior to the date of his initial Termination of Employment. Notwithstanding the foregoing, a Participant who suffers a Termination of Employment with vested Accounts in the Plan and who is not subsequently rehired until the occurrence of a period of absence greater than (a) or (b) above shall be treated as a new Employee for purposes of determining such individual's eligibility to participate in the Plan.

                                 SECTION FOUR

                           PARTICIPATION IN THE PLAN
                           -------------------------

     Upon meeting the eligibility requirements of Section Three, each eligible Employee shall be notified that he is eligible to participate in the Plan and shall be provided with such information as is required by ERISA within the time prescribed for providing such information. In addition, each Participant shall be provided with a designation of beneficiary form with which he may designate one or more Beneficiaries to receive benefits in the event of his death.

                                 SECTION FIVE

                          ADMINISTRATION OF THE PLAN
                          --------------------------

A.   Responsibility for Administration of the Plan.  The Administrative
     ---------------------------------------------
Committee shall be responsible for the management, operation and administration of the Plan.

     B.   Appointment of Administrative Committee.  The Board of Directors of
          ---------------------------------------

Directors of the Sponsoring Company shall appoint an Administrative Committee consisting of at least one (1) but not more than seven (7) persons. The Administrative Committee shall be responsible for the management, operation and administration of the Plan. Any member of the Administrative Committee may resign upon ten (10) days prior written notice to the Board of Directors of the Sponsoring Company. The Board of Directors of the Sponsoring Company shall be authorized to remove any member of the Administrative Committee at any time and in its sole discretion to appoint a successor whenever a vacancy on the Administrative Committee occurs.

     C.   Delegation of Powers.  The Administrative Committee may appoint such
          --------------------
assistants or representatives as it deems necessary for the effective exercise of its duties in administering the Plan. The Administrative Committee may delegate to such assistants and representatives any powers and duties, both ministerial and discretionary, as it deems expedient or appropriate.

     D.   Records.  All acts and determinations with respect to the
          -------
administration of the Plan made by the Administrative Committee and any assistants or representatives appointed by it shall be duly recorded by the Administrative Committee or by the assistant or representative appointed by it to keep such records. All records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of the Administrative Committee or the assistants or representatives appointed by it.

     E.   General Administrative Powers.  The Administrative Committee shall
          -----------------------------
have all powers necessary to administer the Plan in accordance with its terms, including the power to construe the Plan and to determine all questions that may arise thereunder. In the exercise of such powers under the Plan, the Administrative Committee shall have discretionary authority to interpret the terms of the Plan and to determine eligibility for and entitlement to Plan benefits in accordance with the terms of the Plan. Any interpretation or determination made pursuant to such discretionary authority shall be given full force and effect, unless it can be shown that the interpretation or determination was arbitrary and capricious.

     F.   Appointment of Professional Assistance and Investment Manager.  The
          -------------------------------------------------------------
Administrative Committee may engage accountants, attorneys, physicians and such other personnel as it deems necessary or advisable. The functions of any such persons engaged by the Administrative Committee shall be limited to the specific services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan. Such persons shall exercise no discretionary authority or discretionary control respecting the management of the Plan. The fees and costs of such services shall be paid by the Participating Companies.

     G.   Actions by the Administrative Committee.  All actions of the
          ---------------------------------------
Administrative Committee shall be taken pursuant to the decision of a majority of the then members of the Administrative Committee.

     H.   Discretionary Acts.  In the event the Administrative Committee
          ------------------
exercises any discretionary authority under the Plan with respect to a Participant who is a member of the Administrative Committee, such discretionary authority shall be exercised solely and exclusively by those members of the Administrative Committee other than such Participant, or, if such Participant is the sole member of the Administrative Committee, such discretionary authority shall be exercised solely and exclusively by the Board of Directors of the Sponsoring Company.

     I.   Payment of Fees and Expenses.  The members of the Administrative
          ----------------------------
Committee and their assistants and representatives shall be entitled to payment from the Participating Companies for all reasonable costs, charges and expenses incurred in the administration of the Plan, including, but not limited to, reasonable fees for accounting, legal and other services rendered, to the extent incurred by the members of the

Administrative Committee or their assistants and representatives in the course of performance of their duties under the Plan. Notwithstanding any other provision of the Plan, no person who receives full-time pay from the Participating Companies shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

     J.   Plan Administrator.  The Sponsoring Company shall be the
          ------------------
"administrator" (as defined in Section 3(16)(A) of ERISA) of the Plan. The Vice President of Human Resources of the Sponsoring Company shall be the designated agent for service of legal process.

     K.   Allocation and Delegation of Administrative Committee
          -----------------------------------------------------
Responsibilities.  The Administrative Committee may upon approval of a majority
----------------
of the members of the Administrative Committee, (i) allocate among any of the members of the Administrative Committee any of the responsibilities of the Administrative Committee under the Plan or (ii) designate any person, firm or corporation that is not a member of the Administrative Committee to carry out any of the responsibilities of the Administrative Committee under the Plan. Any such allocation or designation shall be made pursuant to a written instrument executed by a majority of the members of the Administrative Committee.

                                  SECTION SIX

                            PARTICIPANTS' ACCOUNTS
                            ----------------------

A.   Maintenance of Accounts.  There shall be maintained on behalf of each
     -----------------------
Participant a Company Contribution Account, a Salary Reduction Contribution Account and, if applicable, a Predecessor Account. The Participant's interest in his Company Contribution Account shall be subject to the vesting schedule set forth in Paragraph A of Section Eleven. The Participant's interest in his Salary Reduction Contribution Account shall be one hundred percent (100%) vested at all times. The Participant's interest in the deferral account component of his Predecessor Account shall be one hundred percent (100%) vested at all times and the matching account component of his Predecessor Account shall become vested in accordance with Section 2.7 of the Sunburst Supplemental Savings Plan as in effect on December 31, 1991. All payments to a Participant or his Beneficiaries shall be charged against the respective Accounts of such Participant.

     B.   Accounts of Participant Transferred to an Affiliated Company.  If a
          ------------------------------------------------------------
Participant is transferred to an Affiliated Company which has not adopted the Plan, the amounts which are credited to his Accounts shall continue to be governed by the provisions of the Plan.

     C.   Annual Adjustment of Participants' Accounts.  Promptly after the last
          -------------------------------------------
day of each Plan Year, the Administrative Committee shall adjust the Accounts of each Participant so that the amount of net income, loss, appreciation or depreciation in the value of the amount invested in an Investment Fund shall be allocated equitably and exclusively to the Accounts of the Participants invested in such Investment Fund.

     D.   Investment of Contributions.
          ---------------------------

     (i)  Participant-Directed Investments.  In accordance with procedures
          --------------------------------
established by the Administrative Committee, each Participant shall have the opportunity, on or before each Investment Election Date, to make an Investment Election with the Administrative Committee or its delegate. This election shall be effective beginning on the Investment Election Date following its receipt by the Administrative Committee, or its delegate, and shall continue in effect until revoked or modified as of a subsequent Investment Election Date. Any such modification or revocation of an Investment Election shall be effective on the Investment Election Date following the receipt by the Administrative Committee of a new Investment Election. The following restrictions shall apply to such investment elections:

     (a) No election may be made in violation of any applicable investment contract or other agreement establishing an Investment Fund;

     (b) Transfers among the available Investment Funds may be made only in whole percentage multiples of one percent (1%) of the balances therein; and

     (c) Prior to January 1, 1997, no shares of Company Stock which have been allocated to a Participant's Company Contribution

Account or Company Stock Account may be liquidated or otherwise converted into another form of investment except in the case of a distribution of benefits from such Account. On and after January 1, 1997, shares of Company Stock which have been allocated to a Participant's Company Contribution Account or Company Stock Account may be liquidated or otherwise converted into another form of investment. Any shares of Company Stock which must be acquired by the Trust to effectuate an investment election shall be purchased on the open market as soon as practicable after the next applicable Valuation Date. Any dividends paid with respect to Company Stock shall be used to purchase additional whole or partial shares of Company Stock as soon as practicable after the next Valuation Date.

     In addition, the Administrative Committee, in its sole discretion, may from time to time establish special Investment Election Dates to provide the Participants with additional opportunities to designate the manner in which their Accounts shall be allocated among the then-available Investment Funds.

          (ii)   Other Investments.  All Accounts not subject to an Investment
                 -----------------
Election filed with the Administrative Committee pursuant to subparagraph (i) above shall be invested in a money market fund or other liquid or pooled fund investment vehicle selected by the Administrative Committee.

     E.   No Right to Specific Assets.  The fact that for administrative
          ---------------------------
purposes Accounts are maintained for each Participant under the Plan shall not be deemed to segregate for such Participant, or to give such Participant any direct interest in, any specific assets of the Participating Companies except as otherwise provided in Section Eighteen below.

     F.   Special Rules Regarding Sunburst Stock.  It is anticipated that the
          --------------------------------------
Company Stock Accounts and Company Contribution Accounts of Participants shall initially be credited with shares of Sunburst stock as a result of the transfer of assets from the Sunburst Retirement Savings and Investment Plan and the Company Matching Contributions made with respect to the 1997 Plan Year. The Administrative Committee shall establish a uniform and non-discriminatory set of procedures pursuant to which a Participant may elect that all or any portion of the Sunburst stock held in his Company Stock Account or Company Contribution Account be liquidated and the proceeds therefrom reinvested among the then-available investment funds. It is anticipated that such election period shall occur in November and December of 1997. Sunburst stock which is not so liquidated will be retained in the Participant's Company Stock Account and Company Contribution Account. Such shares may not be liquidated prior to the payment of benefits to such Participant from his Company Stock Account and Company Contribution Account in accordance with the provisions of the Plan. Any dividends payable with respect to Sunburst stock retained by the Plan will be reinvested in additional shares of Sunburst stock.

                                 SECTION SEVEN

                     ALLOCATIONS TO PARTICIPANT'S ACCOUNTS
                     -------------------------------------

A.   Salary Reduction Contributions.  Each Plan Year, the Participating Company
     ------------------------------
employing a Participant who has elected to reduce his Compensation pursuant to subparagraph (i) of this Paragraph A shall withhold from such Participant's Compensation the Salary Reduction Contributions, as elected by such Participant.

          (i)    Compensation Reduction Election.  (a) A Participant may elect
                 -------------------------------
to reduce his Compensation by an amount equal to the difference between the amount of his Compensation which he elected to contribute to the Choice Hotels International, Inc. Retirement Savings and Investment Plan and the actual amount, if any, which he is allowed to contribute to the Choice Hotels International, Inc. Retirement Savings and Investment Plan taking into account the various limits and eligibility service requirements set forth in the Choice Hotels International, Inc. Retirement Savings and Investment Plan; provided, however, that the aggregate amount by which a Participant may elect to reduce his Compensation under subparagraph (i)(a) of this Plan and under the Choice Hotels International, Inc. Retirement Savings and Investment Plan shall be in whole percentages of his Compensation and shall not exceed fifteen percent (15%) of his Compensation for any Plan Year. Such contributions shall be made through regular payroll deductions by notifying the Administrative Committee, no later than the twentieth (20th) day of the month preceding the first applicable payroll period as of which such election is intended to become effective, pursuant to such notification procedures as the Administrative Committee may establish, from time to time. Such election shall remain in effect for subsequent Plan Years until suspended or revoked pursuant to subparagraph (ii) of this Paragraph A.

          (b) In addition, a Participant may also elect to reduce his Compensation by the amount, if any, paid to such Participant during the Plan Year which is attributable to salary reduction contributions made by such Participant to the Choice Hotels International, Inc. Retirement Savings and Investment Plan. The Administrative Committee shall establish uniform and nondiscriminatory procedures regarding the timing and manner in which such additional Salary Reduction Contributions are made to the Plan.

          (ii)   Suspension of Reductions.  A Participant may elect to suspend
                 ------------------------
his Compensation reductions by notifying the Administrative Committee no later than the twentieth (20th) day of the month preceding the first applicable payroll period as of which such election is intended to become effective, pursuant to such notification procedures as the Administrative Committee may establish, from time to time. Any such suspension shall remain in effect until the following month, at which time the Participant may recommence such Compensation reductions. During such period of suspension, the Compensation reductions of such Participant shall be suspended. A Participant may not make up suspended Compensation reductions. The Compensation reductions of a Participant shall be suspended automatically for any payroll period in which such Participant does not receive any Compensation.

          (iii)  Method of Allocating Salary Reduction Contributions.  Each
                 ---------------------------------------------------
Participant who elected to reduce his Compensation during a Plan Year pursuant to the provisions of this Paragraph A shall receive an allocation of Salary Reduction Contributions to his Salary Reduction Contribution Account for such Plan Year equal to the amount by which he elected to reduce his Compensation for such Plan Year pursuant to the provisions of this Paragraph A.

     B.   Company Matching Contributions.
          ------------------------------

          (i) Each Plan Year, each Eligible Participant (including any Participant who fails to complete one thousand (1,000) Hours or Service with a Participating Company but who has nevertheless been granted Eligible Participant status by the Administrative Committee) shall receive an allocation to his Company Contribution Account for such Plan Year in an amount (the "Company Matching Contribution"), equal to a percentage of the amount of Salary Reduction Contributions allocated to such Eligible Participant under Paragraph A(i)(a) and A(i)(b) above for such Plan Year. In order to receive a Company Matching Contribution with respect to a Salary Reduction Contribution, which is attributable to a refund of a prior salary reduction contribution made by such Eligible Participant to the Sunburst Inc. Retirement Savings and Investment Plan wh ich was refunded to the Participant due to nondiscrimination rules or other limitations set forth in such plan, the Eligible Participant must be employed by the Participating Company or an Affiliated Company on the date such refund is made but need not have elected to make Salary Reduction Contributions under Paragraph A with respect to the Plan Year within which such refund is made. This percentage shall be based upon the Eligible Participant's Years of Service in accordance with the following schedule:

               Years of Service           Matching Percentage
               ----------------           -------------------
               1 to 5 years                        25%
               6 to 9 years                        75%
               10 or more years                    100%

In addition, the Company Contribution Account of each Eligible Participant who made a valid salary reduction contribution election with respect to the Choice Hotels International, Inc. Retirement Savings and Investment Plan shall be credited with an amount equal to any Company matching contributions made to the Choice Hotels International, Inc. Retirement Savings and Investment Plan and earnings thereon for the Plan Year to which such Eligible Participant's salary reduction contribution election pertains which were forfeited or foregone due to
(a) the requirements of Internal Revenue Code Sections 401(k) or 401(m), (b) the refund of salary reduction contributions previously made by such Eligible Participant under the Choice Hotels

International, Inc. Retirement Savings and Investment Plan, (provided that an amount equal to the refund was contributed to this Plan), or (c) any other limitations placed on the Eligible Participant's salary reduction contributions under the Choice Hotels International, Inc. Retirement Savings and Investment Plan. The aggregate amount of the Company Matching Contribution which may be allocated to each Eligible Participant's Company Contribution Account for such Plan Year under this Plan and under the Choice Hotels International, Inc. Retirement Savings and Compensation. Notwithstanding the above, however, the combination of the Company Matching Contribution made to this Plan for any Plan Year when combined with Company Matching Contribution made with respect to such Plan Year under the Choice Hotels International, Inc. Retirement Savings and Investment Plan shall not exceed six percent (6%) of Net Profits of the Sponsoring Company determined with respect to the fiscal year that ends within such Plan Year. If the combined Company Matching Contributions would otherwise exceed the six percent (6%) limitation, then the amount of available Company Matching Contributions shall be pro-rated among the two plans based upon the relative Company Matching Contributions otherwise due to both programs.

     (ii) From time to time, the Administrative Committee may, in its sole discretion, determine that the inclusion of an Employee in the Plan jeopardizes the ability of the Plan to continue to satisfy the requirements under Section 3(36) of

ERISA. In such an instance, the Administrative Committee may direct the immediate distribution to such Employee of any vested amount in his Company Contribution Account and Salary Reduction Contribution Account.

     (iii) If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the Plan Year has been made and allocated, the Participating Company shall not be entitled to recover the contribution made with respect to the Ineligible Participant regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the Ineligible Participant shall constitute a forfeiture for the Plan Year in which the discovery is made.

                                 SECTION EIGHT

                              DISABILITY BENEFITS
                              -------------------

     A.   Disability Retirement Benefits. If a Participant retires by reason of
          ------------------------------
Total and Permanent Disability while in the employ of a Participating Company, his Company Contribution Account shall fully vest, and he shall be entitled to receive benefits equal to the total amount in his Accounts in the Plan as deter mined in accordance with the provisions of Paragraph A of Section Twelve hereof. Such benefits shall be paid at the time and in the manner specified in Section Twelve of the Plan.

     B.   Determination of Disability. The Administrative Committee shall
          ---------------------------
determine whether a Participant has suffered a Total and Permanent Disability and its determination in that respect shall be binding upon the Participant. In making its determination, the Administrative Committee may (i) require the Participant to submit to medical examinations by doctors selected by the Administrative Committee or (ii) rely upon a determination that the Participant is entitled to disability benefits payable under Title II of the Social Security Act, 42 U.S.C. 301 et. seq., or similar subsequent section, as evidenced by a
                   --  ---
certificate of Social Security Insurance Award. The provisions of this Section Eight shall be uniformly and consistently applied to all Participants.

                                 SECTION NINE

                              RETIREMENT BENEFITS
                              -------------------
     If a Participant is employed by a Participating Company on his Retirement Date, his Company Contribution Account shall fully vest at that time. If the Participant continues in a Participating Company's employ after his Retirement Date, he shall continue to be eligible to reduce his Compensation under the Plan and to share in the allocations of Company Matching Contributions under the Plan until his actual retirement. Upon retirement on or after attaining his Retirement Date, a Participant shall be entitled to receive benefits equal to the total amount in his Accounts in t he Plan as determined in accordance with the provisions of Paragraph A of Section Twelve hereof.

Such benefits shall be paid at the time and in the manner specified in Section Twelve of the Plan.

                                  SECTION TEN

                                DEATH BENEFITS
                                --------------

     A.   Death Benefits. Upon the death of a Participant who is employed by a
          --------------
Participating Company at the time of his death, such deceased Participant's Company Contribution Account shall fully vest, and his Beneficiary shall be entitled to receive benefits equal to the total amount in the deceased Partici pant's Accounts in the Plan as determined in accordance with the provisions of Paragraph A of Section Twelve hereof. Upon the death of a Participant who is not employed by a Participating Company at the time of his death, such deceased Participant's Beneficiary shall be entitled to receive benefits equal to the vested amount in the deceased Participant's Accounts in the Plan as determined in accordance with the provisions of Paragraph A of Section Eleven. In either event, such benefits shall be paid at the time and in the manner specified in Section Twelve of the Plan.

     B.   Designation of Beneficiaries. Each Participant may designate one or
          ----------------------------
more Beneficiaries and contingent Benefici aries by delivering a written designation thereof over his signature to the Administrative Committee. A Participant may designate different Beneficiaries at any time by delivering a new written designation over his signature to the Administrative Committee.

Any such designation shall become effective only upon its receipt by the Administrative Committee. The last effective designation received by the Administrative Committee shall supersede all prior designa tions. A designation of a Beneficiary shall be effective only if the designated Beneficiary survives the Participant.

     C.   Failure of Participant to Designate. If a Participant fails to
          -----------------------------------
designate a Beneficiary, or if no designated Beneficiary survives the Participant, the Participant shall be deemed to have designated the following Beneficiaries (if then living) in the following order of priority: (1) his spouse, (2) his children, including adopted children and stepchildren, in equal shares, (3) his parents, in equal shares, and (4) his estate.

     D.   Beneficiaries' Rights. Whenever the rights of a Participant are stated
          ---------------------
or limited in the Plan, his Beneficiaries shall be bound thereby.

                                SECTION ELEVEN

                        EMPLOYMENT TERMINATION BENEFITS
                        -------------------------------

     A.   Vesting Upon Termination of Employment. In the event of the
          --------------------------------------
Termination of Employment of a Partici pant, such Participant shall be entitled to receive (i) one hundred percent (100%) of the amount in his Salary Reduction Contribution Account, (ii) one hundred percent (100%) of the amount in the deferral account component of his Predecessor Account and (iii) the following percentage of the amount in his Company Contribution Account, based upon the number of his Years of Service prior to such Termination of Employment, as follows:

                      Years of Service          Percentage
                      ----------------          ----------
                      Less than 3 years              None
                      3  years                       20%
                      4  years                       40%
                      5  years                       60%
                      6  years                       80%
                      7 or more years               100%

Such Participant's interest in the matching account component of his Predecessor Account shall become vested in accordance with Section 2.7 of the Sunburst Supplemental Savings Plan as in effect on December 31, 1991. Such benefits shall be paid at the time and in the manner set forth in Section Twelve of the Plan.

     B.   Counting Years of Service. For purposes of this Section Eleven, all
          -------------------------
Years of Service (whether or not continuous) shall be taken into account, except Years of Service which are disregarded as follows:

          (i) In the case of any Participant who has a One-Year Break in Service, Years of Service before such break shall not be taken into account until such Participant has completed a Year of Service after such break.

          (ii) In the case of any Participant who has no vested amount in his Accounts in the Plan, Years of Service before any period of consecutive One-Year Breaks in Service shall not be taken into account if the number of consecutive One-Year Breaks in Service equals or exceeds the greater of (a) five (5) or (b) the aggregate number of Years of Service before such break. Such aggregate number of Years of Service before such break shall be deemed not to include any Years of Service not required to be taken into account under this Paragraph B by reason of any prior breaks in service.

          (iii) In the case of any Participant who has five (5) consecutive One-Year Breaks in Service, Years of Service after such break shall not be taken into account for purposes of determining the vested amount in his Company Contribution Account which accrued prior to such break.

     C.   Forfeiture of Non-Vested Amount. The excess of (i) the amount in the
          -------------------------------
Company Contribution Account of a Participant whose Termination of Employment has occurred, over (ii) the vested amount in such Company Contribution Account as determined in accordance with the vesting schedule set forth in Paragraph A of this Section Eleven (such difference being referred to herein as the "Non-Vested Amount") shall be forfeited upon the earlier of (i) the Participant's receipt of a distribution of his total vested Accounts under the Plan or (ii) his incurring his second (2nd) consecutive One-Year Break in Service following his Termination of Employment.

     If a Participant who has received a distribution of his total vested Accounts under the Plan (i) is rehired by a Participating Company and performs more than five hundred (500) Hours of Service in any Plan Year before incurring five (5) consecutive One-Year Breaks in Service and (ii) repays the full amount of his prior distribution within five (5) years of the date on which he is rehired by the Participating Company, any previously forfeited Non-Vested Amount shall be restored to his Company Contribution Account, and he shall continue to earn future Years of Service for purposes of determining the vested amount in such Account without regard to his cessation of employment. The funds needed to restore such a Participant's Non-Vested Amount shall be drawn first from any Account balances forfeited under the provisions of this Paragraph C or under the provisions of Paragraph D of Section Twelve during the Plan Year in which such restoration is required. If such sources are not sufficient to fully restore the previously forfeited Non-Vested Amount to the Participant's Company Contribution Account, the Participating Company which rehired such Employee shall make a special contribution to the rabbi trust to fund the remainder of the amount needed.

                                SECTION TWELVE

                              PAYMENT OF BENEFITS
                              -------------------

     A.   Retirement, Disability and Death Benefits. The Administrative
          -----------------------------------------
Committee shall make distribution of the bene fits payable to a Participant (or, if applicable, his Beneficiary), pursuant to Paragraph C of this Section Twelve, upon such Participant's retirement on or after attaining his Retirement Date or after sus taining a Total and Permanent Disability or upon such Participant's death while employed by a Participating Company. The amount of such distribution shall be based upon the balance in such Participant's Accounts as of the Valuation Date coincident with or immediately preceding such distribution, supplemented, where applicable, by an amount representing any amounts withheld from such Participant's Compensation under Paragraph A of Section Seven subsequent to such Valuation Date.

     B.   Employment Termination Benefits. The Administrative Committee shall
          -------------------------------
make an employment termination benefit distribution to a Participant who has incurred a Termination of Employment. The amount of such distribution shall be based upon the vested amount (as provided in Paragraph A of Section Eleven) in his Company Contribution Account and the total amount in his Salary Reduction Contribution Account and his Predecessor Account as of the Valuation Date coincident with or immediately preceding the date on which the distribution is made, supplemented, where applicable, by an amount representing any amounts withheld from such Participant's Compensation under Paragraph A of Section Seven subsequent to such Valuation Date.

     In the event that a distribution is made pursuant to this Paragraph B to a Participant who, at the time of such distribution, is not one hundred percent (100%) vested in the amount in his Company Contribution Account, the following rules shall apply:

          (i)    Establishment of Separate Ledger Account. The Administrative
                 ----------------------------------------
Committee shall establish a separate ledger account (hereinafter referred to as the "Separate Account") for such Participant as of the time of such distribution. The balance in such Participant's Company Contribution Account immediately following such distribution shall be transferred to this Separate Account and shall constitute the initial balance of this Separate Account. For this purpose, all references to a Participant's "Company Contribution Account" in the Plan shall be deemed applicable to such Participant's Separate Account.

          (ii)   Subsequent Payments. In the event that after such distribution
                 -------------------
the former Employee is rehired by a Participating Company but then again incurs a Termination of Employment at a time when such Parti cipant is less than one hundred percent (100%) vested in his Separate Account, then the nonforfeitable portion of such Participant's Separate Account for purposes of Paragraph A of Section Eleven shall be an amount equal to:

                 (A) The vesting percentage set forth in Paragraph A of Section Eleven applicable to such Participant at the time of such subsequent distribution,

                      Multiplied by:
                      -------------
                 (B) The sum of the present balance in the Separate Account plus the sum of all prior distribution amounts,
----
                      Less:
                      ----
                      The sum of all prior distribution amounts.

     C.   Distribution of Benefits. Upon a Participant's retirement on or after
          ------------------------
attaining his Retirement Date or after sustaining a Total and Permanent Disability, his death, or his Termination of Employment, the Participating Company which employed such Participant at such time shall pay such Participant

(or, if applicable, his Beneficiary) the benefits payable to him under Paragraph A or B of this Section Twelve in one lump sum payment as soon as administratively feasible after such event. However, if at least sixty (60) days prior to his retirement, death or Termination of Employment, the Participant made an irrevocable election to receive his benefits under the Plan in the form of installment payments, such distribution shall instead be made in the form of installment payments. If a Participant elects distribution in the form of installment payments, he shall further designate the period of time (not to exceed twenty (20) years) over which the installment payments are to be made and whether such installment payments are to be made on a monthly, quarterly, semi-annual or annual basis. During the period such installment payments are being made, the remaining balances in the Participant's vested Accounts shall continue to be credited with earnings or losses in accordance with the provisions of Section Six of the Plan. If a Participant dies after having made an election to receive his distribution in the form of installment payments but before the receipt of all of the installment payments payable thereunder, the remaining installment payments shall be paid to his Beneficiary for the remaining duration of the elected installment period unless the Participant has provided in such installment election for a different form of payment to his Beneficiary in the event of the death of the Participant, in which event such different form of payment shall be made to the Participant's Beneficiary. If a

Participant dies after having elected to receive his distribution in the form of installment payments but prior to receipt of any installment payments payable thereunder, the benefits payable under Paragraph A or B of this Section Twelve to such Participant's Beneficiary shall be paid in one lump sum payment as soon as administratively feasible following such Participant's death.

     The computation of the amount of any lump sum payment or the amount of any installment payment shall be made by reference to the balances of the Participant's vested Accounts as of the date of the distribution. A Participating Company making any distribution hereunder shall withhold from the distribution any applicable payroll taxes or required income taxes.

     Notwithstanding the foregoing, the distribution of the benefits attributable to that portion of the Participant's Company Stock Account and Company Contribution Account held in the form of Company Stock shall be made (i) in cash if the aggregate number of shares in such accounts is fifty (50) or less, or (ii) in cash o r Company Stock or both if the aggregate number of shares in such accounts is more than fifty (50). Prior to making a distribution of benefits, the Administrative Committee shall advise the Participant (or, if applicable, his Beneficiary) in writing of the right to demand that that portion of the Participant's Company Stock Account and Company Contribution Account held in the form of Company Stock be distributed solely in Company Stock, if such accounts contain in the aggregate greater than fifty (50) shares. If the Participant (or, if applicable, his Beneficiary) fails to make such demand in writing within ninety (90) days after receipt of such written notice, the Administrative Committee shall direct the Trustee to make distribution of that portion of the Participant's Company Stock Account and Company Contribution Account held in Company Stock in such form as the Administrative Committee, in its sole discretion, shall determine.

     If a Participant (or, if applicable, his Beneficiary) demands that that portion of the Participant's Company Stock Account and Company Contribution Account held in the form of Company Stock be distributed solely in Company Stock, and if such accounts contain in the aggregate greater than fifty (50) shares, the distribution of such applicable portion of his Company Stock Account and Company Contribution Account held in the form of Company Stock shall be made entirely in whole shares or other units of Company Stock. Any cash balance in the Participant's Company Stock Account shall be used to acquire for distribution the maximum number of whole shares or other units of Company Stock at the then fair market value. Any fractional unit of the unexpended balance shall be distributed in cash. If Company Stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Company Stock is acquired and then make such distribution. If the Trustee is unable to purchase the Company Stock required for distribution, it shall make distribution in cash within one (1) year after the date the distribution was to be made, except in the case of a retirement distribution, which shall be made within sixty (60) days after the close of the Plan Year in which the Participant's retirement occurs.

     D.   Benefits of Persons Who Cannot Be Located. If the Administrative
          -----------------------------------------
Committee determines in good faith that a Participant or Beneficiary entitled to receive a benefit payment hereunder cannot be located, the Administrative Committee shall nevertheless give written notice to such person of the fact that such benefit payment is payable to him under the Plan. Such written notice shall be given by United States mail to the person entitled to the benefit payment (according to the records of the Plan) at the last known address of such person. In addition, the Administrative Committee shall use such other means as are reasonably available to it in order to ascertain the location of such person. If such Participant or Beneficiary makes no claim for such benefit payment before the earlier of (i) a period of two (2) years after the giving of such written notice or (ii) the termination of the Plan, then the Administrative Committee shall declare a forfeiture of the benefits otherwise payable to s uch person, provided such person has not yet been located.

     E.   Distribution for Minor Beneficiary. In the event a distribution is to
          ----------------------------------
be made to a minor, then the Administrative Committee may, in its sole discretion, direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the

Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian or parent of a minor Beneficiary shall fully discharge the Participating Company and Plan from further liability on account thereof.

                               SECTION THIRTEEN

                           BENEFIT CLAIMS PROCEDURE
                           ------------------------

     A.   Claims for Benefits. Any claim for benefits under the Plan shall be
          -------------------
made in writing to the Administrative Committee. If such claim for benefits is wholly or partially denied, the Administrative Committee shall, within ninety
(90) days after receip of the claim, notify the Par ticipant or Beneficiary of the denial of the claim. Such notice of denial shall (i) be in writing, (ii) be writ ten in a manner calculated to be understood by the Participant or Beneficiary, and (iii) contain (a) the specific reason or reasons for denial of the claim, (b) a specific reference to the pertinent Plan provisions upon which the denial is based, (c) a description of any additional material or infor mation necessary to perfect the claim, along with an explana tion of why such material or information is necessary, and (d) an explanation of the claim review procedure as set forth in this Section Thirteen.

     B.   Request for Review of Denial. Within sixty (60) days after the receipt
          ----------------------------
by a Participant or Beneficiary of a written notice of denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances, the Participant or Beneficiary may file a written request with the Administrative Committee that it conduct a full and fair review of the denial of the claim for benefits.

     C.   Decision on Review of Denial. The Administrative Committee shall
          ----------------------------
deliver to the Participant or Bene ficiary a written decision on the claim within sixty (60) days after the receipt of the aforesaid request for review. Such decision shall (i) be written in a manner calculated to be understood by the Parti cipant or Beneficiary, (ii) include the specific reason or reasons for the decision, and (iii) contain a specific refer ence to the pertinent Plan provisions upon which the decision is based.

                               SECTION FOURTEEN

                          INALIENABILITY OF BENEFITS
                          --------------------------
     The right of any Participant or Beneficiary to any benefit or payment under the Plan shall not be subject to voluntary or involuntary transfer, alienation, or assignment, and, to the fullest extent permitted by law, shall not be subject to attachment, execution, garnishment, sequestration, or other legal or equitable process. In the event a Participant or Beneficiary who is receiving or is entitled to receive benefits under the

Plan attempts to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer or disposition shall be null and void.

                                SECTION FIFTEEN

                             AMENDMENT OF THE PLAN
                             ---------------------
     The Sponsoring Company may amend the Plan at any time, and from time to time, pursuant to written resolu tions of the Board of Directors of the Sponsoring Company. No such amendment, however, shall have the effect of reducing any then nonforfeitable percentage of benefits of any Participant as computed in accordance with the vesting schedule under Paragraph A of Section Eleven of the Plan. Notwithstanding the foregoing provisions of this Plan, the Sponsoring Company may provide for distribution of some or all of the Accounts established in connection with the Plan if the Sponsoring Company's chief legal officer renders a written opinion that such distribution is required to enable the Plan to qualify for exemption from the requirements of Parts 2-4 of Title I of ERISA or as otherwise required by applicable law.

                                SECTION SIXTEEN

                            PERMANENCY OF THE PLAN
                            ----------------------
     Each Participating Company reserves the right to terminate the Plan with respect to such Participating Company, and the Sponsoring Company reserves the right to terminate the Plan with respect to all the Participating Companies.

     If the Board of Directors of a Participating Company determines to terminate the Plan com pletely with respect to such Participating Company, the Plan shall be terminated with respect to such Participating Company as of the date specified in certified copies of resolutions of such Board of Directors of the Participating Company delivered to the Administrative Committee. If the Board of Directors of the Sponsoring Company determines to terminate the Plan completely with respect to all the Participating Companies, the Plan shall be terminated with respect to all the Participating Companies as of the date specified in certified copies of resolutions of the Board of Directors of the Sponsoring Company delivered to the Administrative Committee. Upon such termination or partial termination of the Plan, after payment of all expenses and proportional adjustment of the Accounts of the Participants affected by such termination to reflect expenses, profits or losses, and allocations of any previously unallocated amounts to the date of termination, the Participants affected by such termination shall be entitled to receive the amount then credited to their respective Accounts in the Plan. The Administrative Committee shall make payment of such amounts in cash.

     Upon the termination or partial termination of the Plan, the right of each Participant affected by such termination to the amount credited to his Accounts at such time shall be nonforfeitable without reference to any formal action on the part of the Administrative Committee or the Participating Company employing such Participant.

                               SECTION SEVENTEEN

                        STATUS OF EMPLOYMENT RELATIONS
                        ------------------------------
     The adoption and maintenance of the Plan shall not be deemed to constitute a contract between any Participating Company and its Employees or to be consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed (i) to give to any Employee the right to be retained in the employ of a Participating Com pany; (ii) to affect the right of a Participating Company to discipline or discharge any Employee at any time; (iii) to give a Participating Company the right to require any Employee to remain in its employ; or (iv) to affect any Employee's right to terminate his employment at any time.

                               SECTION EIGHTEEN

                                    FUNDING
                                    -------
     No assets of the Participating Companies shall be set aside, earmarked or placed in trust or escrow for the benefit of any Participant to fund any obligation of any Participating Company which may exist under this Plan; provided, however, that the Participating Companies may establish a grantor trust to hold assets to secure their obligations to the Participants under this Plan if the establishment of such a trust does not result in the Plan being "funded" for purposes of the Internal Revenue Code.

Except to the extent provided through a grantor trust established under the provisions of the preceding sentence, all payments to a Participant or Beneficiary under this Plan shall be made out of the general revenue of the Participating Company which employed the Participant to which such benefits were attributable, and the right to such payments by the Participant or Beneficiary shall be solely that of an unsecured general creditor of the relevant Participating Company.

                               SECTION NINETEEN

                                APPLICABLE LAW
                                --------------
     The Plan shall be construed, regulated, interpreted and administered under and in accordance with the laws of the State of Maryland, other than its laws respecting choice of law, to the extent not preempted by ERISA.

                                SECTION TWENTY

                   ADOPTION OF PLAN BY AFFILIATED COMPANIES
                   ----------------------------------------
     Any Affiliated Company, whether or not presently existing, may, with the approval of the Board of Directors of the Sponsoring Company, adopt the Plan by means of appropriate corporate action of such Affiliated Company and by executing such documents as the Board of Directors of the Sponsoring Company may require in order for such Affiliated Company to become a party to any trust established in connection with the Plan. Any such Affiliated Company which adopts the Plan as provided above shall thereafter be included within the meaning of the term "Participating Company" when used in the Plan.

                                     -49-